Exhibit 11




                      Consent of Coopers & Lybrand L.L.P.
                            Independent Accountants

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                       CONSENT OF INDEPENDENT ACCOUNTANTS






     We consent to the inclusion in Post-Effective Amendment No. 2 to the Registration Statement (No. 33-83430) of IBJ Funds Trust on Form N-1A of our report dated January 12, 1996 on our audit of the financial statements and financial highlights of the Fund.

     We also consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.




                                                /s/ Coopers & Lybrand L.L.P.
                                                ---------------------------
                                                COOPERS & LYBRAND L.L.P.




New York, New York
March 25, 1996